EXHIBIT 23.2
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                         CONSENT OF INDEPENDENT AUDITORS


         We have issued our report dated January 31, 2002, accompanying the financial statements of First National Bank of Northern California appearing in the 2001 Annual Report of FNB Bancorp to its shareholders included in the Annual Report on Form 10-K for the year ended December 31, 2001, which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned report.



/s/ GRANT THORNTON LLP

San Francisco, California
August 16, 2002

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